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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) January 2, 1997.



                            CTI GROUP (HOLDINGS) INC.
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               (Exact name of registrant as specified in charter)



         Delaware                       0-10560                51-0308583
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(State or other jurisdic-      (Commission File Number)        (IRS Employer
 tion of incorporation)                                     Identification No.)


901 South Trooper Road, Valley Forge, PA                        19484
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(Address of principle executive offices)                     (Zip Code)


Registrant's telephone number, including area code    610-666-1700
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                                       N/A
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          (Former name or former address, if changed since lastreport.)

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                         Exhibit Index appears on Page 5


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Item 2.           Acquisition or Disposition of Assets

                  On January 2, 1997, pursuant to the terms of that certain Agreement and Plan of Merger (the "Agreement"), dated as of December 16, 1996, by and among CTI Group (Holdings) Inc. (the "Company"), CGI Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), Soft-Com Inc. ("SC") and John Perri ("Perri") the Company acquired SC through a tax-free merger (the "Merger") of such entity with and into Merger Sub. In connection with the consummation of the Merger, the Company issued to the shareholders of SC (the "Shareholders") an aggregate of 795,000 shares (the "Merger Shares") of the Company's common stock (representing approximately 11.54% of the Company's common stock on a fully diluted basis). Additionally, in connection with the Merger, the Company issued an option to purchase 90,000 shares of the Company's common stock at a purchase price of $1.50 per share to North American Venture Capital Fund.


                  SC is a New York-based telemanagement company. Upon consummation of the Merger, the separate corporate existence of SC ceased, and the name of Merger Sub was changed to CTI Soft-Com Inc.

                  Pursuant to the terms of a Registration Rights Agreement, dated as of January 2, 1997, by and between the Company and each of the Shareholders (the "Registration Rights Agreement"), (i) in the event the Company proposes to register any additional shares of its common stock pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), the Company is obligated to register the resale of the Merger Shares, subject to certain exceptions and (ii) in the event that on January 2, 2000, 25% of the Merger Shares have not been registered for resale under the Act, upon the demand of the holders of such unregistered Merger Shares, the Company is obligated to register the resale of such Merger Shares pursuant to the provisions of the Act.

                  Upon consummation of the Merger, Merger Sub retained the employees of SC and entered into a new employment agreement with Perri, the former Chairman of the Board of Directors, President and Chief Executive Officer of SC. Pursuant to Perri's employment agreement with the Company (the "Employment Agreement"), Perri will be employed by Merger Sub as its President during the period from January 2, 1997 until March 31, 2000, unless earlier terminated by either party. As compensation for his services, Perri will receive (i) a base salary of $110,000 per year, (ii) options to purchase 100,000 shares of the Company's common stock at a purchase price determined in accordance with the Company's stock option plan and (iii) commissions based on sales of the UNITY windows version software product. Such commissions will be eliminated if and when Perri and the Company agree upon a salary review and profit sharing arrangement. The Company will also provide Perri with disability insurance and an automobile allowance. Should Perri's employment be terminated by the Company other than for "cause," Perri shall be entitled to continue to receive the base salary through the remainder of the term of the


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                  Employment Agreement.

                  Copies of the Agreement, the Registration Rights Agreement and the Employment Agreement are attached hereto as Exhibits 2.1,
                  10.1 and 10.2, respectively.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (a)      Financial Statements of Businesses Acquired.

                           It is impracticable for the Company to provide the required financial statements for Soft-Com Inc. at the time of the filing of this report. The Company undertakes to file such financial statements as an amendment of this Form 8-K as soon as practicable after the date hereof, but in no event later than 60 days after the date on which this report on Form 8-K is required to be filed.

                  (b)      Pro Forma Financial Information.

                           It is impracticable for the Company to provide the required pro forma financial information relating to the acquisition at the time of the filing of this report. The Company undertakes to file such pro forma financial information as an amendment to this Form 8-K as soon as practicable after the date hereof, but in no event later than 60 days after the date on which this report on Form 8-K is required to be filed.

                  (c)      Exhibits
                           2.1 Agreement and Plan of Merger, dated as of December 16, 1996, by and among CTI Group (Holdings) Inc., CGI Acquisition Corp., Soft-Com Inc. and John Perri (excluding exhibits and schedules thereto).

                           10.1 Form of Registration Rights Agreement, dated as of January 2, 1997, by and between CTI Group (Holdings) Inc. and each of the holders of the capital stock of Soft-Com Inc.

                           10.2 Employment Agreement, dated as of December 13, 1996, by and between CTI Group (Holdings) Inc. and John Perri.

                           99.1     Press Release, dated December 16, 1996.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CTI GROUP (HOLDINGS) INC.
                                       (Registrant)


Date: January 16, 1997                 By:  /s/ Mark H. Daugherty
                                              --------------------------------
                                              Name:  Mark H. Daugherty
                                              Title: Chief Financial Officer






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                                  EXHIBIT INDEX


Exhibit No.
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2.1      Agreement and Plan of Merger, dated as of December 16, 1996, by and among CTI Group (Holdings) Inc., CGI Acquisition Corp., Soft-Com Inc. and John Perri (excluding exhibits and schedules thereto).

10.1 Form of Registration Rights Agreement, dated as of January 2, 1997, by and between CTI Group (Holdings) Inc. and each of the holders of the capital stock of Soft-Com Inc.

10.2 Employment Agreement, dated as of December 13, 1996, by and between CTI Group (Holdings) Inc. and John Perri.

99.1     Press Release, dated December 16, 1996.









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